EXHIBIT 77Q3 TO FORM N-SAR

Registrant Name: Vanguard Index Funds
File Number: 811-2652
Registrant CIK Number: 0000036405


Items 72, 73 and 74

     Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72 through 74 completely, the Registrant has set forth in their entirety the complete responses to the indicated Items or Sub-Items below, in accordance with verbal instructions provided to the Registrant by the staff of the Commission on September 20, 2002, and September 23, 2002.


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Series 2

Item 72DD

1. Total Income dividends for which record date passed during the period                                            $281
2. Dividends for a second class of open-end company shares                                                          $162
3. Dividends for a third class of open-end company shares                                                           $335
4. Dividends for a fourth class of open-end company shares                                                          $13

Item 73

Distributions per share for which record date passed during the period:

A)      1. Dividends from net investment income                                                                     $.002
        2. Dividends from a second class of open-end company shares                                                 $.005
        3. Dividends from a third class of open-end company shares                                                  $.007
        4. Dividends for a fourth class of open-end company shares                                                  $.018


Item 74

U)      1. Number of shares outstanding                                                                              144221
        2. Number of shares outstanding for a second class of shares of open-end company shares                      36193
        3. Number of shares outstanding for a third class of shares of open-end company shares                       45742
        4. Number of shares outstanding for a fourth class of shares of open-end company shares                      711

V)      1. Net asset value per share (to the nearest cent)                                                           21.98
        2. Net asset value per share of a second class open-end company shares (to the nearest cent)                 21.98
        3. Number of shares outstanding for a third class of shares of open-end company shares                       21.99
        4. Number of shares outstanding for a fourth class of shares of open-end company shares                      58.01


Series 3

Item 72DD

1. Total Income dividends for which record date passed during the period                                            $112,663
2. Dividends for a second class of open-end company shares                                                          $35,875
3. Dividends for a third class of open-end company shares                                                           $35,447
4. Dividends for a fourth class of open-end company shares                                                          $10,881

Item 73

Distributions per share for which record date passed during the period:

A)      1. Dividends from net investment income                                                                     $.14
        2. Dividends from a second class of open-end company shares                                                 $.145
        3. Dividends from a third class of open-end company shares                                                  $.152
        4. Dividends for a fourth class of open-end company shares                                                  $.60

Item 74

U)      1. Number of shares outstanding                                                                              834,432
        2. Number of shares outstanding for a second class of shares of open-end company shares                      261,552
        3. Number of shares outstanding for a third class of shares of open-end company shares                       241,114
        4. Number of shares outstanding for a fourth class of shares of open-end company shares                      19,579

V)      1. Net asset value per share (to the nearest cent)                                                           22.49
        2. Net asset value per share of a second class open-end company shares (to the nearest cent)                 22.49
        3. Number of shares outstanding for a third class of shares of open-end company shares                       22.49
        4. Number of shares outstanding for a fourth class of shares of open-end company shares                      92.39


Series 4

Item 72DD

1. Total Income dividends for which record date passed during the period                                            $19,105
2. Dividends for a second class of open-end company shares                                                          $4,668
3. Dividends for a third class of open-end company shares                                                           $4,352

Item 73

Distributions per share for which record date passed during the period:

A)      1. Dividends from net investment income                                                                     $.13
        2. Dividends from a second class of open-end company shares                                                 $.136
        3. Dividends from a third class of open-end company shares                                                  $.14


Item 74

U)      1. Number of shares outstanding                                                                              148,409
        2. Number of shares outstanding for a second class of shares of open-end company shares                      34,488
        3. Number of shares outstanding for a third class of shares of open-end company shares                       27,303

V)      1. Net asset value per share (to the nearest cent)                                                           16.49
        2. Net asset value per share of a second class open-end company shares (to the nearest cent)                 16.49
        3. Number of shares outstanding for a third class of shares of open-end company shares                       16.49


Series 5

Item 72DD

1. Total Income dividends for which record date passed during the period                                            $33,198
2. Dividends for a second class of open-end company shares                                                          $4,636
3. Dividends for a third class of open-end company shares                                                           $3,978

Item 73

Distributions per share for which record date passed during the period:

A)      1. Dividends from net investment income                                                                     $.11
        2. Dividends from a second class of open-end company shares                                                 $.118
        3. Dividends from a third class of open-end company shares                                                  $.123

Item 74

U)      1. Number of shares outstanding                                                                              305,169
        2. Number of shares outstanding for a second class of shares of open-end company shares                      40,792
        3. Number of shares outstanding for a third class of shares of open-end company shares                       29,577

V)      1. Net asset value per share (to the nearest cent)                                                           21.94
        2. Net asset value per share of a second class open-end company shares (to the nearest cent)                 21.94
        3. Number of shares outstanding for a third class of shares of open-end company shares                       21.94


Series 6-Small Cap Index

Item 74

U)      1. Number of shares outstanding                                                                              192,446
        2. Number of shares outstanding for a second class of shares of open-end company shares                      41,134
        3. Number of shares outstanding for a third class of shares of open-end company shares                       43,474

V)      1. Net asset value per share (to the nearest cent)                                                           18.27
        2. Net asset value per share of a second class open-end company shares (to the nearest cent)                 18.28
        3. Number of shares outstanding for a third class of shares of open-end company shares                       18.29



Series 7

Item 74

U)      1. Number of shares outstanding                                                                              242122
        2. Number of shares outstanding for a second class of shares of open-end company shares                      11041
        3. Number of shares outstanding for a third class of shares of open-end company shares                       74230

V)      1. Net asset value per share (to the nearest cent)                                                           10.98
        2. Net asset value per share of a second class open-end company shares (to the nearest cent)                 49.82
        3. Number of shares outstanding for a third class of shares of open-end company shares                       11.01


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